                                                                                                       Exhibit 99.1

NEWS RELEASE

Media Contact:             Roy Wiley        630-753-2627
Investor Contact:          Ramona Long      630-753-2406
Web site:                  WWW.NAV-INTERNATIONAL.COM
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  PREVIOUSLY REPORTED ANNOUNCEMENT OF COST CUTTING MOVES RESULTS IN LAYOFFS AT TWO INTERNATIONAL ASSEMBLY PLANTS

         WARRENVILLE, Ill. - August 27, 2002 - International Truck and Engine Corporation, the operating company of Navistar International Corporation (NYSE: NAV), today confirmed that previously announced measures aimed at reducing fixed costs will result the in the layoff of approximately 1,100 employees over the next several weeks.

         Barry Laughlin, general plant manager at the company's Springfield, Ohio operations, said that the closing of the company's secondary production line will result in the elimination of approximately 750 to 800 jobs, including positions held by hourly represented, salary represented and non-represented employees. The bulk of the layoffs will occur on September 6 and the others will follow in subsequent weeks. The closing of the line had long been anticipated.

         Howard Miller, plant manager at the company's Indianapolis engine plant, said that the company would layoff approximately 315 represented production employees effective September 27. Miller noted that the layoff comes as the transition is being made to a new, more powerful 6.0-liter diesel engine for Ford that will be introduced this fall.

         When Navistar released third quarter results on August 16, it said it continues to work on a number of actions aimed at fixed cost reductions and improved operating efficiencies.

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